UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2011

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11006 Parallel Pkwy., Suite 200 Kansas City, KS	66109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 317-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Appointment of Directors

Effective December 14, 2011, the Registrant appointed Kathy Hanrahan, Corey Lambrecht and Jim Nolton as directors to serve until the next annual stockholder meeting.

Kathy Hanrahan has been a private management consultant for her own company, New Horizons Management Inc., which specializes in assisting small private companies as they prepare strategies, personnel and infrastructure for their next phase of growth since July of 2010. Prior to establishing New Horizons, from 2008 through 2010, Kathy served as the Co-Chairperson for the TASER® Foundation for Fallen Officers, as well as the organizations President and Chief Executive Officer. Prior to her involvement with the TASER® Foundation, Ms. Hanrahan served as the President and Chief Operating Officer of TASER® International headquartered in Scottsdale, Arizona. During her more than 12 year tenure with TASER International, she filled a number of key executive roles as the business grew. She served first as Controller, from 1996 until November 2000, establishing the financial, human resource and administrative systems and controls to manage the business, while aiding the President with operating responsibilities. Then, in November of 2000, when the Company began preparations for its initial public offering, she was promoted to Chief Financial Officer to facilitate the transaction and establish the necessary infrastructure to meet both SEC and Wallstreet’s regulatory and reporting requirements. Mrs. Hanrahan also serves as a corporate director for Meridian Bank, N.A, an advisory board member for EmpowHER and a board member of the Maricopa County, Arizona YWCA.

Corey Lambrecht is a 14+ year public company executive with experience in strategic acquisitions, new business development, pioneering consumer products, corporate licensing and interactive technology services. Since 2009, Mr. Lambrecht has served as the President of Earth911, Inc and is a current director of Lifestyle Wireless. In addition, since 2007, Mr. Lambrecht has been a director of CUI Global, a publicly traded and SEC registered company. During 2004 and 2005, he served as Director of Sales for Leveraged Marketing Associates, a worldwide leader in licensed brand extension strategies. From 2001 through 2004, Corey was the Executive Vice President for Smith & Wesson Holding Corporation, where he was responsible for Smith & Wesson Licensing, Advanced Technologies and Interactive Marketing divisions. He was the former President of A For Effort (sold to Freesoftwareclub.com), an interactive database marketing company specializing in online content (advergaming) for clients such as the National Hockey League. Mr. Lambrecht’s prior experience also includes Pre-IPO founder for Premium Cigars International and VP Sales/Marketing for ProductExpress.com.

Jim Nolton has over 27 years of experience in engineering, new product development and business development in large complex corporations and small private start-up organizations. Since 2005, Mr. Nolton has been consulting on a private basis for Orbital Sciences Corp., a designer and manufacturer of rockets and satellites for commercial and U.S. Government applications. From 2003 through 2005, Mr. Nolton focused on completing his Masters Degree in Global Business Strategies, where he was ranked fourth in his graduating class. From 1995-2003, Mr. Nolton worked with Mobility Electronics, Inc., a publicly traded and SEC registered company, a company he co-founded and assisted in the engineering, design and manufacture of a number of electronic devices for the mobile and fixed PC computer systems. Mr. Nolton has also worked with Unitech Industries, Inc. and General Dynamics.

None of the above persons are related to any officer, director or affiliate of the Registrant.  Further, none of them are parties to any pending legal proceeding, nor have any of them been subject to a bankruptcy petition filed against them, nor been convicted in, or subject to, any criminal proceeding.

Item 8.01 Other Events.

On December 15, 2011, the Registrant issued a press release announcing the appointment of the new directors. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99	New Director Appointments Press Release dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

Date: December 23, 2011	By:	/s/ Steve Cochennet
Steve Cochennet, Chief Executive Officer